Exhibit 5.1

faegredrinker.com
Faegre Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, Pennsylvania 19103 +1 215 988 2700 main +1 215 988 2700 fax

February 16, 2024

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the issuance of up to 600,000 shares of common stock (the “Plan Shares”), par value $0.01 per share (“Common Stock”) of the Company to participants (“Participants”) pursuant to the Company’s Directors Deferred Compensation Plan, as amended to date (the “Plan”).

For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, as currently in effect, the Company’s Bylaws, as currently in effect, and resolutions of the Company’s board of directors and the Finance committee of the board of directors authorizing the issuance of the Plan Shares. We have also examined a certificate of an Assistant Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of law as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the documents and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance of the Plan Shares to be issued to Participants in accordance with the Plan and that, when the Plan Shares have been issued to Participants as contemplated in the Registration Statement and related prospectus and in accordance with the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Elizabeth A. Diffley
Elizabeth A. Diffley, Partner